UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

MDI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9463	75-2626358

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10226 San Pedro Avenue San Antonio, Texas	78216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (210) 582-2664

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.02. Termination of a Material Definitive Agreement.

Effective March 31, 2008, MDI, Inc., a Delaware corporation (the “Company” or “MDI”) implemented senior management changes which included the resignation of Lori Jones as its Senior Vice President and Chief Financial Officer and as an employee and the appointment of Michael Sweet as its Chief Financial Officer, in addition to continuing to performing his existing duties as Senior Vice President, Chief Operating Officer of the Company. Ms. Jones’ Employment Agreement with the Company, dated February 4, 2008, and the inducement stock option granted to her to purchase 400,000 shares of Company stock were each terminated in connection with her resignation, except for certain restrictive covenants that will survive the termination of the Employment Agreement.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           Resignation of Lori Jones as Chief Financial Officer - The information set forth above under “Item 1.02 – Termination of a Material Definitive Agreement” is incorporated into this Item 5.02.

Resignation of Robert McCann as a Director - On April 4, 2008, Robert McCann voluntarily resigned from the Board of Directors of the Company effective immediately.

(c)           Appointment of Michael Sweet as Chief Financial Officer - On March 31, 2008, Michael Sweet was appointed Chief Financial Officer of the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

April 4, 2008	MDI, Inc.

By: /s/ Richard A. Larsen
Richard A. Larsen
Senior Vice President, General Counsel and Secretary